UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2014

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

1-5611	CONSUMERS ENERGY COMPANY	38-0442310
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2014, Consumers Energy Company (“Consumers Energy”), a principal subsidiary of CMS Energy Corporation, entered into a commercial paper program (the “Program”) pursuant to which Consumers Energy may issue short-term unsecured commercial paper notes with maturities up to 365 days from the date of issuance (the “Notes”) in one or more private placements exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).  Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the maximum aggregate principal amount of the Notes outstanding under the Program not to exceed $500 million at any time.  The Notes will be sold under customary terms in the commercial paper market and will bear interest at a fixed or at a floating rate which shall not exceed the highest interest rate authorized by the Federal Energy Regulatory Commission.  No Notes are currently outstanding under the Program.

The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.  U.S. Bank National Association will act as issuing and paying agent under the Program.  Each of the commercial paper dealers will act as a dealer under the Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between Consumers Energy and each Dealer (each, a “Dealer Agreement”).  Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from Consumers Energy or arrange for the sale by Consumers Energy of the Notes pursuant to an exemption from federal and state securities laws.  Each Dealer Agreement contains customary representations, warranties, covenants, defaults and indemnification provisions.

The Notes will not be registered under the Securities Act of 1933, or state securities laws, and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This disclosure is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

One or more of the Dealers and the issuing/paying agent and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Consumers Energy and its affiliates, for which they received or will receive customary fees and expense reimbursements. Such fees and expense reimbursements may be funded with proceeds from the issuances of the Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: September 11, 2014	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: September 11, 2014	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer